EXHIBIT B

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

ADDITIONAL INVESTMENT RIGHT

STATMON TECHNOLOGIES CORP.

To Purchase $________ Principal Amount
of Senior Secured Convertible Debentures
and Warrants

Initial Exercise Date: March 5, 2008

THIS ADDITIONAL INVESTMENT RIGHT (the “AIR”) certifies that, for value received, _____________ (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the 270th day from the date of the Purchase Agreement (the “Termination Date”) but not thereafter, to subscribe for and purchase from Statmon Technologies Corp., a Nevada corporation (the “Company”), up to $_____________ principal amount of Original Issue Discount Senior Secured Convertible Debentures (the “AIR Debenture”) and warrants to purchase shares of Common Stock of the Company as described herein at an exercise price of $1.20 per share (the “AIR Warrant Exercise Price”) (subject to adjustment hereunder and thereunder) (the “AIR Warrant”). Subject to the terms and conditions hereof, upon the purchase hereunder of an AIR Debenture, the Holder shall receive a warrant to purchase a number of shares of Common Stock equal to 100% of the shares of Common Stock issuable upon conversion of such AIR Debenture based upon the Conversion Price as of the date hereof. The initial conversion price of the AIR Debenture shall be equal to $___1, subject to adjustment thereunder and hereunder (“AIR Debenture Conversion Price”). The AIR Debenture and AIR Warrant shall be in the form of the Debenture and Warrants (with the same rights, privileges and preferences set forth in the Transaction Documents, including without limitation, the Debenture) issued pursuant to the Purchase Agreement, mutatis mutandis. The AIR Debenture and the AIR Warrant shall be collectively referred to as the “AIR Securities.” The AIR Warrant Exercise Price and the AIR Debenture Conversion Price shall be collectively referred to herein as the “AIR Conversion Price.” The shares of Common Stock underlying the AIR Debentures and the AIR Warrant shall be collectively referred to herein as the “AIR Conversion Shares.”

1 The lesser of (y) the then Conversion Price of the Debenture and (z) $0.9824.

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated March 5, 2008, among the Company and the purchasers signatory thereto.

Section 2. Exercise.

a) Exercise of AIR. Subject to the terms and conditions contained herein, exercise of the purchase rights represented by this AIR may be made at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) and the payment of the aggregate principal amount of the AIR Debentures thereby purchased by wire transfer or cashier’s check drawn on a United States bank. Subject to the terms and conditions contained herein, upon exercise of the AIR, the Company shall issue an AIR Debenture with a principal amount equal to the amount paid by the Holder and the AIR Warrant to purchase a number of shares of Common Stock equal to 100% of the shares of Common Stock issuable upon conversion of such AIR Debenture.

b) Mechanics of Exercise.

i. Delivery of Certificates Upon Exercise. Certificates for the AIR Securities purchased hereunder shall delivered to the Holder within three (3) Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this AIR and payment of the principal amount as set forth above (“AIR Security Delivery Date”). This AIR shall be deemed to have been exercised on the date the payment of the principal amount is received by the Company. The AIR Securities shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the AIR has been exercised by payment to the Company of the principal amount and all taxes required to be paid by the Holder, if any, pursuant to Section 2(e)(vi) prior to the issuance of such security, have been paid.

ii. Delivery of New AIRs Upon Exercise. If this AIR shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this AIR certificate, at the time of delivery of the certificate or certificates representing AIR Securities, deliver to Holder a new AIR evidencing the rights of Holder to purchase the unpurchased AIR Securities called for by this AIR, which new AIR shall in all other respects be identical with this AIR.

iii. Rescission Rights. If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the AIR Securities pursuant to this Section 2(e)(i) by the AIR Security Delivery Date, then the Holder will have the right to rescind such exercise.

iv. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this AIR. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the AIR Conversion Price or round up to the next whole share.

v. Charges, Taxes and Expenses. Issuance of certificates for AIR Securities shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for AIR Securities are to be issued in a name other than the name of the Holder, this AIR when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vi. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this AIR, pursuant to the terms hereof or the conversion of the AIR Securities.

Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this AIR is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to the AIR Securities), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the AIR Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this AIR shall be proportionately adjusted such that the aggregate AIR Conversion Price of this AIR shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Equity Sales. If the Company or any Subsidiary thereof, as applicable, at any time while this AIR is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then AIR Conversion Price (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the AIR Conversion Price, such issuance shall be deemed to have occurred for less than the AIR Conversion Price on such date of the Dilutive Issuance), then the AIR Conversion Price shall be reduced and only reduced to equal the Base Share Price and the number of AIR Securities issuable hereunder shall be increased such that the aggregate AIR Conversion Price payable hereunder, after taking into account the decrease in the AIR Conversion Price, shall be equal to the aggregate AIR Conversion Price prior to such adjustment. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(b) in respect of an Exempt Issuance. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 3(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of AIR Securities based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise.

c) Subsequent Rights Offerings. If the Company, at any time while the AIR is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the VWAP at the record date mentioned below, then the AIR Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

d) Pro Rata Distributions. If the Company, at any time while this AIR is outstanding, shall distribute to all holders of Common Stock (and not to Holders of the AIRs) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 3(b)), then in each such case the AIR Conversion Price shall be adjusted by multiplying the AIR Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

e) Fundamental Transaction. If, at any time while this AIR is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each “Fundamental Transaction”), then, upon any subsequent exercise of this AIR, the Holder shall have the right to receive upon conversion or exercise of the AIR Securities, as applicable, for each AIR Conversion Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which the underlying AIR Securities are convertible immediately prior to such event. For purposes of any such conversion, the determination of the AIR Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the AIR Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion or exercise of the AIR Securities underlying this AIR following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new additional investment right consistent with the foregoing provisions and evidencing the Holder’s right to exercise such additional investment right into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3(e) and insuring that this AIR (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended, or (3) a Fundamental Transaction involving a person or entity not traded on a national securities exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, the Company or any successor entity shall pay at the Holder’s option, exercisable at any time concurrently with or within thirty (30) days after the consummation of the Fundamental Transaction, an amount of cash equal to the value of this AIR as determined in accordance with the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. using (i) a price per share of Common Stock equal to the VWAP of the Common Stock for the Trading Day immediately preceding the date of consummation of the applicable Fundamental Transaction, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this AIR as of the date of consummation of the applicable Fundamental Transaction and (iii) an expected volatility equal to the 100 day volatility obtained from the “HVT” function on Bloomberg L.P. determined as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction.

f) Calculations. All calculations and adjustments to the AIR Conversion Price under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

g) Notice to Holder.

i. Adjustment to AIR Conversion Price. Whenever the AIR Conversion Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the AIR Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the AIR Register of the Company, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to exercise this AIR during the period commencing on the date of such notice to the effective date of the event triggering such notice.

Section 4. Transfer of AIR.

a) Transferability. Subject to compliance with any applicable federal and state securities laws and the conditions set forth in Section 4(d) hereof and to the provisions of Section 4.1 of the Purchase Agreement, this AIR and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this AIR at the principal office of the Company or its designated agent, together with a written assignment of this AIR substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new AIR or AIRs in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new AIR evidencing the portion of this AIR not so assigned, and this AIR shall promptly be cancelled. An AIR, if properly assigned, may be exercised by a new holder for the purchase of AIR Securities without having a new AIR issued.

b) New AIRs. This AIR may be divided or combined with other AIRs upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new AIRs are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new AIR or AIRs in exchange for the AIR or AIRs to be divided or combined in accordance with such notice. All AIRs issued on transfers or exchanges shall be dated the date hereof and shall be identical with this AIR except as to the number of AIR Securities issuable pursuant thereto.

c) AIR Register. The Company shall register this AIR, upon records to be maintained by the Company for that purpose (the “AIR Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this AIR as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Transfer Restrictions. If, at the time of the surrender of this AIR in connection with any transfer of this AIR, the transfer of this AIR shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this AIR, as the case may be, comply with the provisions of Section 5.7 of the Purchase Agreement.

Section 5. Miscellaneous.

a) No Rights as Shareholder Until Exercise. This AIR does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(e)(i).

b) Loss, Theft, Destruction or Mutilation of AIR. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this AIR or any stock certificate relating to the AIR Securities, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the AIR, shall not include the posting of any bond), and upon surrender and cancellation of such AIR or stock certificate, if mutilated, the Company will make and deliver a new AIR or stock certificate of like tenor and dated as of such cancellation, in lieu of such AIR or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares.

The Company covenants that during the period the AIR is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the shares of Common Stock issuable upon conversion and exercise, as applicable, of the AIR Securities. The Company further covenants that its issuance of this AIR shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the AIR Securities upon the exercise of the purchase rights under this AIR and certificates upon conversion and exercise of the AIR Securities. The Company will take all such reasonable action as may be necessary to assure that such AIR Securities and AIR Conversion Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all AIR Securities which may be issued upon the exercise of the purchase rights represented by this AIR and the AIR Conversion Shares thereunder will, upon exercise of the purchase rights represented by this AIR, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this AIR or the AIR Securities, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this AIR or the AIR Securities against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any AIR Securities above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable AIR Securities upon the exercise of this AIR and AIR Conversion Shares upon conversion and exercise of the AIR Securities, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this AIR and the AIR Securities.

Before taking any action which would result in an adjustment in the number of AIR Securities for which this AIR is exercisable or in the AIR Conversion Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this AIR shall be determined in accordance with the provisions of the Purchase Agreement.

f) Restrictions. The Holder acknowledges that the AIR Securities acquired upon the exercise of this AIR, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this AIR, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this AIR to purchase AIR Securities, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this AIR. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this AIR and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this AIR and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this AIR are intended to be for the benefit of all Holders from time to time of this AIR and shall be enforceable by the Holder or holder of AIR Securities.

l) Amendment. This AIR may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m) Severability. Wherever possible, each provision of this AIR shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this AIR shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this AIR.

n) Headings. The headings used in this AIR are for the convenience of reference only and shall not, for any purpose, be deemed a part of this AIR.

********************

IN WITNESS WHEREOF, the Company has caused this AIR to be executed by its officer thereunto duly authorized as of the date first above indicated.

STATMON TECHNOLOGIES CORP.

By:
Name:
Title:

NOTICE OF EXERCISE

TO: STATMON TECHNOLOGIES CORP.

(1) The undersigned hereby elects to purchase $________ Principal Amount of AIR Debenture and Warrants to purchase _____ shares of Common Stock the Company pursuant to the terms of the attached AIR (only if exercised in full), and tenders herewith payment of the principal in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of lawful money of the United States.

(3) Please issue a certificate or certificates representing said AIR Securities in the name of the undersigned or in such other name as is specified below:

_______________________________

The AIR Securities shall be delivered to the following:

_______________________________

_______________________________

_______________________________

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity: _________________________________________________________________________________
Signature of Authorized Signatory of Investing Entity: ___________________________________________________________
Name of Authorized Signatory: _____________________________________________________________________________
Title of Authorized Signatory: ______________________________________________________________________________
Date: _________________________________________________________________________________________________

ASSIGNMENT FORM

(To assign the foregoing additional investment right,
execute this form and supply required information.
Do not use this form to exercise the additional investment right.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing AIR and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated: ______________, _______

Holder’s Signature: _____________________________

Holder’s Address:   _____________________________

    _____________________________

Signature Guaranteed: ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the AIR, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing AIR.